
<ARTICLE> BD
<LEGEND>
This schedule contains summary financial information extracted from The Ziegler
Companies, Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               DEC-31-1994
<CASH>                                       5,185,343
<RECEIVABLES>                                8,546,864
<SECURITIES-RESALE>                                  0<F1>
<SECURITIES-BORROWED>                                0
<INSTRUMENTS-OWNED>                        102,410,760<F2>
<PP&E>                                       6,813,086
<TOTAL-ASSETS>                             152,440,207
<SHORT-TERM>                                31,008,501<F3>
<PAYABLES>                                  10,637,207<F4>
<REPOS-SOLD>                                         0
<SECURITIES-LOANED>                                  0
<INSTRUMENTS-SOLD>                                   0
<LONG-TERM>                                 47,225,595<F5>
<COMMON>                                     3,544,030
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                  46,835,992
<TOTAL-LIABILITY-AND-EQUITY>               152,440,207
<TRADING-REVENUE>                                    0<F6>
<INTEREST-DIVIDENDS>                         4,210,107
<COMMISSIONS>                                        0<F6>
<INVESTMENT-BANKING-REVENUES>               23,702,142<F6>
<FEE-REVENUE>                                4,844,073
<INTEREST-EXPENSE>                           5,261,397
<COMPENSATION>                              18,651,203
<INCOME-PRETAX>                              3,122,356
<INCOME-PRE-EXTRAORDINARY>                   3,122,356
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,005,056
<EPS-PRIMARY>                                      .84
<EPS-DILUTED>                                      .84

<F1>Short-term investments of $19,027,837 includes some securities purchased under resale agreements.
<F2>Includes securities inventory, investment in leases, notes receivable, and investment in and receivables from affiliates.
<F3>Includes short-term notes payable and unsecured notes payable to banks under lines of credit.
<F4>Includes payables to customers, broker-dealers, and vendors and shareholder dividends payable.
<F5>Includes bonds payable and notes payable to banks other than lines of credit borrowings.
<F6>Revenues from investment banking activities includes those revenues as well as commissions and trading income. Investment banking revenue is the largest component.

